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                                                                    Exhibit 99
                                                                    ----------

           WINTHROP RESIDENTIAL ASSOCIATES II, A LIMITED PARTNERSHIP
                           FORM 10-QSB JUNE 30, 1998

Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement

     1. Statement of Cash Available for Distribution for the three months ended June 30, 1998:

          Net Income                                                $  50,000
          Add:   Depreciation                                          54,000
                 Amortization                                           2,000
          Less: Minority interest in joint venture's operations        (1,000)
                Cash to reserves                                      (79,000)
                                                                     --------
          Cash Available for Distribution                           $  26,000
                                                                     ========
          Distributions allocated to General Partners               $   1,000
                                                                     ========
          Distributions allocated to Limited Partners               $  25,000
                                                                     ========


     2. Fees and other compensation paid or accrued by the Partnership to the general partners, or their affiliates, during the three months ended June 30, 1998:

          Entity Receiving                    Form of
            Compensation                    Compensation                  Amount
            ------------                    ------------                  ------

          General Partners            Interest in Cash Available
                                       for Distribution               $   2,000

          WFC Realty Co., Inc.        Interest in Cash Available
          (Initial Limited Partner)    for Distribution               $       5


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